EXHIBIT 10.1

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of June 29, 2006 (Korean Standard Time), by and between VaxGen, Inc., a Delaware corporation (the “Company”), on the one hand, and Nexol Co., Ltd., a Korean corporation (“Nexol”), Nexol Biotech Co., Ltd., a Korean corporation (“Nexol Bio”), Nexol Venture Capital Co., Ltd., a Korean corporation (“Nexol Venture”), on the other hand. Each of Nexol, Nexol Bio and Nexol Venture is an “Initial Purchaser” and together are the “Initial Purchasers” and each of the Company, Nexol, Nexol Bio and Nexol Venture is a “Party” and together are the “Parties”.

RECITALS

The Company desires to sell to the Initial Purchasers, and the Initial Purchasers desire to purchase from the Company, 3,569,788 shares of common stock, par value 5,000 Korean Won per share (the “Common Stock”), of Celltrion, Inc., a Korean joint stock company (“Celltrion”), in the amount opposite such Initial Purchaser’s name on the schedule attached as Exhibit A hereto, and the Initial Purchasers desire to purchase from the Company such Common Stock.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.	Sale of Common Stock.

1.1          Sale of Common Stock. At the Closing (as defined below), the Company agrees to sell, and the Initial Purchasers agree to purchase, on the terms and conditions set forth herein, the Common Stock, in the amounts set forth opposite such Initial Purchaser’s name on the schedule attached as Exhibit A hereto.

1.2          Delivery. At the Closing, the Initial Purchasers shall deliver, or cause to be delivered, to the Company the Purchase Amount (as defined below), by wire transfer of immediately available funds to the account specified by the Company to the Initial Purchasers. The Company shall specify such account information to the Initial Purchasers no later than two Business Days prior to the Closing Date. Concurrent to its receipt of the Purchase Amount, the Company shall deliver to each Initial Purchaser the Common Stock, in the amount opposite such Initial Purchaser’s name on the schedule attached as Exhibit A hereto. “Purchase Amount” shall mean an aggregate amount, in US dollars, equal to $78,963,710.56, calculated at the rate of $22.12 per share. The Securities Transaction Tax (as defined in Section 1.3) shall be deducted from the Purchase Amount and paid by the Initial Purchasers to the relevant Korean tax authorities.

1.3          Securities Transaction Tax. The Securities Transaction Tax shall be defined as the amount of U.S. dollars currency, rounded down to the nearest U.S. dollar, required to convert, at the applicable spot exchange rate of U.S. dollars and Korean Won, 0.50% of the

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product of (x) the “buying and selling exchange rate” announced at 9:00 a.m. Korean Standard Time on the Closing Date by Seoul Money Brokerage Services, Ltd. and (y) $78,963,710.56.

2.            Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Kim & Chang, 4th Floor, 223 Naeja dong, Jongno gu, Seoul 110 720, Republic of Korea on June 29, 2006 (Korean Standard Time; hereinafter the dates in the Agreement shall be construed to mean the Korean Standard Time, unless otherwise expressly provided), or at such other time and place as the parties may agree (such date hereinafter, the “Closing Date”), except that the execution and delivery of this Agreement shall occur at the offices of the Company. In the event that the Closing has not occurred by July 17, 2006, this Agreement shall automatically terminate without further action by either Party and neither Party shall have any further obligation hereunder. “Business Day” shall mean a day other than Saturday, Sunday or any other day on which commercial banking institutions in Seoul, Republic of Korea are closed or are authorized to close.

3.            Option. From (and including) the Effective Date (as defined in the last paragraph of this Section 3) to (and including) December 31, 2006 (such time period, the “Option Period”), the Initial Purchasers shall have the right (the “Option”), but not the obligation, at the actual price in US dollars calculated as 22,000 Korean Won multiplied by (i) the number of Option Shares to be purchased and (ii) the closing spot price exchange rate for US dollars to Korean Won as of 5:00 p.m. Eastern Standard Time in the United States on the day of closing in Korea relating to the Option Shares to purchase from the Company up to 2,193,227 shares of common stock of Celltrion, par value 5,000 Korean Won (“Option Shares”), upon delivery of written notice (the “Notice”) no later than twenty (20) days prior to the date of such contemplated purchase of the Option Shares (such purchase date, which must occur on or prior to December 31, 2006, the “Proposed Option Closing Date”). The Initial Purchasers shall have the right to assign the Option to one or more purchasers provided that each such assignment and all such assignments, taken together, shall comply with Section 5.7(a) and all applicable securities laws. In addition, the Option may not be assigned by any such initial assignee. The Notice shall indicate the amount of the Option Shares that will be purchased by each purchaser under the Option. Upon receipt of the Notice from any such purchaser, the Company and such purchaser shall take all action as is necessary or appropriate to cause (1) the Company and such purchaser to enter into a purchase agreement substantially in the form of Exhibit B, and (2) the purchase and sale of the Option Shares to occur on the Proposed Option Closing Date; provided, that if any conditions to the purchase and sale of the Option Shares remains unsatisfied or unwaived as of such Proposed Option Closing Date, then the purchase and sale of the Option Shares shall occur on the date that is two Business Days following the satisfaction or waiver of the conditions; provided further that if the date of the purchase and sale of the Option Shares has not occurred by December 31, 2006, then the obligation of the Company to sell the Option Shares to any purchaser under the Option or otherwise shall terminate. In furtherance of the foregoing, during the Option Period, the Company shall not transfer, pledge or assign any of the Option Shares. The Initial Purchasers shall report to the Bank of Korea of their execution of the Option and shall obtain the approval as soon as reasonably possible. Notwithstanding anything to the contrary herein, the Company’s obligation to sell the Option Shares under this Agreement is subject to the condition that all required government authorizations have been obtained in respect of the Option. If the party or parties that have the right to purchase Option Shares under the

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Option do not purchase all of the Option Shares, then the Company shall thereafter be free to sell all of such unpurchased Option Shares to any other purchaser or purchasers.

The right of the Initial Purchasers to purchase from the Company the Option Shares as contemplated by this Section 3 shall become effective upon the date of the acceptance by the Bank of Korea of the filing by the Initial Purchasers with respect to such right to purchase from the Company such Option Shares (such date, the “Effective Date”).

4.            Representations and Warranties of the Company. The Company hereby represents and warrants to the Initial Purchasers as follows:

4.1          Existence and Standing. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

4.2          Authority and Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform fully its obligations hereunder. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding agreement of the other parties hereto and thereto, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity.

4.3          No Violations. The execution and delivery of this Agreement and the grant of the Option as contemplated by Section 3 of this Agreement, by the Company do not, and the performance of its obligations hereunder will not, violate any constituent document of the Company, and assuming that all consents, approvals, authorizations and other actions described in Schedule I have been obtained and all filings and obligations described in Schedule I have been made (all of which shall be obtained or made by the Company prior to the Closing), violate any Law applicable to the Company or by which any property or asset of the Company is bound or affected. “Law” means all laws, statutes, rules, regulations, ordinances, judgments, decrees or injunctions or similar orders of any legislative, executive or judicial unit of any governmental entity (federal, national, prefectural, state or local) or any department, commission, board, agency, bureau, official or other regulatory, administrative or judicial authority thereof.

4.4          Solvency. As of the date hereof, the Company is not insolvent (as such term is defined both in the Uniform Fraudulent Transfer Act as in effect on the date hereof and is used in Section 548(B)(ii)(I) of the Bankruptcy Reform Act of 1978, as amended to the date hereof) and, after giving effect to or as a result of the consummation of the transactions contemplated by this Agreement, will not be insolvent. In addition, the Company (i) is not engaged, and is not about to engage, in a business or transaction for which any property remaining thereafter would constitute unreasonably small capital, (ii) does not intend or propose to incur debts that would be beyond its ability to pay as they matured, and (iii) the sale of the

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Common Stock was not made to an insider under an employment contract outside the ordinary course of business. However, the Company is experiencing losses and anticipates that it will need to raise additional capital at some point in the future to continue to operate its business consistent with its current business plan.

4.5          Title to Common Stock. The Company is the record and beneficial owner of the Common Stock and the Option Shares are convertible, and the Company owns such Common Stock and such Option Shares free and clear of all liens, encumbrances, equities and claims.

4.6          No Advertising. The Company has made no offers to sell the Common Stock other than to the Initial Purchasers. The Company has not offered or sold the Common Stock by any form of general solicitation or advertising. Neither the Company nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited offers to buy any security under circumstances that would require the registration of the Common Stock under the United States Securities Act of 1933, as amended (the “Securities Act”).

4.7          Broker. No broker or finder is entitled to any brokerage or finder’s fee or commission in connection with the transactions contemplated by this Agreement based upon any arrangements made by or on behalf of the Company.

4.8          Tax Treaty Benefits. The Company is entitled to the tax exemption under the US – Korea Tax Treaty with respect to any capital gains tax which may arise in connection with the sale of the Common Stock and therefore no withholding tax other than the Securities Transaction Tax will be imposed on the part of the Initial Purchasers when purchasing the Common Stock.

5.            Representations and Warranties of the Initial Purchasers. Each Initial Purchaser, jointly and severally, hereby represents and warrants to the Company as follows:

5.1          Existence and Standing. Each Initial Purchaser is a corporation validly existing and in good standing, to the extent applicable, under the laws of the Republic of Korea.

5.2          Authority and Enforceability. Each Initial Purchaser has all requisite corporate power and authority to enter into this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of such Initial Purchaser. This Agreement has been duly executed and delivered by such Initial Purchaser and, assuming this Agreement constitutes a valid and binding agreement of the other Parties hereto, this Agreement constitutes a legal, valid and binding obligation of such Initial Purchaser, enforceable against such Initial Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity.

5.3          No Violations. The execution and delivery of this Agreement by such Initial Purchaser do not, and the performance of its obligations hereunder will not, violate any

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constituent document of such Initial Purchaser, and assuming that all consents, approvals, authorizations and other actions described in Schedule I have been obtained and all filings and obligations described in Schedule I have been made (all of which shall be obtained or made by the Initial Purchasers prior to the Closing), violate any Law applicable to such Initial Purchaser or by which any property or asset of such Initial Purchaser is bound or affected.

5.4          Funding. The Initial Purchasers, acting together, have the funds necessary to pay the Purchase Amount at the Closing.

5.5          Purchase Entirely for Own Account. The Common Stock and the Option will be acquired for investment for such Initial Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any federal or any state securities laws in the United States or elsewhere. None of the Initial Purchasers has any present intention of selling, granting any participation in or otherwise distributing the same. No Initial Purchaser has any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation in any of the Common Stock or the Option to such person or to any third person.

5.6          Investment Experience; Financial Risk. Each Initial Purchaser is an investor in securities of companies and is able to fend for itself and bear the economic risk of its investment, including the complete loss thereof, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Common Stock and the Option. No Initial Purchaser has been organized for the purpose of acquiring the Common Stock or the Option.

5.7	Restricted Securities.

(a)          Each Initial Purchaser acknowledges and agrees that the Option it is purchasing is characterized as a “restricted security” under the United States securities laws inasmuch as it is being acquired from the Company in a transaction without registration under the Securities Act, in reliance on an exemption pursuant to Section 4(2) of the Securities Act. Accordingly, each Initial Purchaser acknowledges and agrees that, in the absence of an effective registration statement with respect to the Option under the Securities Act and the compliance with all other securities laws of all applicable jurisdictions based upon the nature of any subsequent sale, the Option may be offered, sold, pledged or otherwise transferred only (A) in a manner that allows the Company to comply with all applicable securities laws of all applicable jurisdictions based upon the nature of the transaction and (B) as to transactions falling under the jurisdiction of the federal or any state securities laws in the United States (1) to a person that the Initial Purchaser reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (2) to an “accredited investor” (as defined in Rule 501 of Regulation D under the Securities Act) pursuant to an exemption from the registration requirements of the Securities Act, or (3) pursuant to a valid exemption from registration under the Securities Act such as Regulation S, in each case in accordance with any applicable federal or state securities laws of the United States. Each Initial Purchaser represents and warrants to the Company, by purchasing the Option, that it will notify any purchaser of the Option from it of the resale restrictions referred to above.

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(b)          Each Initial Purchaser acknowledges and agrees that the shares of Common Stock are characterized as “restricted securities” under the United States securities laws are being acquired from the Company in a transaction without registration under the Securities Act, in reliance on an exemption of the Securities Act. Accordingly, each Initial Purchaser acknowledges and agrees that, in the absence of an effective registration statement with respect to the Common Stock under the Securities Act and the compliance with all other securities laws of all applicable jurisdictions based upon the nature of any subsequent sale, the Common Stock may be offered, sold, pledged or otherwise transferred only (A) in a manner that allows the Company to comply with all applicable securities laws of all applicable jurisdictions based upon the nature of the transaction and (B) as to transactions falling under the jurisdiction of the federal or any state securities laws in the United States pursuant to a valid exemption from registration under the Securities Act in accordance with any applicable federal or state securities laws of the United States. Each Initial Purchaser represents and warrants to the Company, by purchasing the Common Stock, that it will notify any purchaser of the Common Stock from it of the resale restrictions referred to above.

5.8          Accredited Investor. Each Initial Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D of the Securities Act.

6.	Conditions to Closing.

6.1          Conditions of the Initial Purchasers’ Obligations at Closing. The obligations of the Initial Purchasers at the Closing are subject to the fulfillment, on or prior to the date of Closing, of each of the following conditions, any of which may be waived in whole or in part by all of the Initial Purchasers:

(a)          The representations and warranties made by the Company in this Agreement shall be true and correct when made, and shall be true and correct on the date of Closing with the same force and effect as if they had been made on and as of the same date.

(b)          The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or prior to the date of Closing.

(c)          Except for the notices required or permitted to be filed after the date of Closing pursuant to applicable federal and state securities laws, the Company shall have obtained all governmental approvals required in connection with the lawful sale of the Common Stock.

(d)          The sale by the Company, and the purchase by the Initial Purchasers, of the Common Stock shall be legally permitted by all laws and regulations to which any Party is subject.

(e)          The Initial Purchasers shall have received the opinion from (i) Paul, Hastings, Janofsky & Walker LLP, the US counsel to the Company, substantially in the form attached as Exhibit C-1 hereto, and (ii) Kim and Chang, the Korean counsel to the Company, substantially in the form attached as Exhibit C-2 hereto, in each case dated the Closing Date, regarding the corporate power and authority of the Company to enter, and the

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execution and delivery of, this Agreement and the purchase and sale of the Common Stock and the enforceability of this Agreement against the Company, as appropriate.

(f)           The Initial Purchasers shall have received an opinion, dated the Closing Date, from Houlihan Lokey Howard & Zukin substantially in the form attached as Exhibit D hereto, relating to the reasonably equivalent value of the consideration to be received by the Company for the Common Stock and the Option pursuant to the Agreement from a financial point of view.

(g)          The Company shall have opened a non-resident foreign currency account with a Korean bank or a Korean branch of a foreign bank into which the Purchase Amount will be deposited in accordance with this Agreement and shall have notified the Initial Purchasers of the particulars of such account at least two (2) Business Days prior to the Closing Date.

(h)          The Company shall have filed a sale report to the relevant authorities as required by the Foreign Investment Promotion Law of Korea, that is duly accepted by such authorities.

(i)           (A) The Company shall have delivered to the Initial Purchasers or in the United States to its representatives a duly prepared original tax exemption application together with a copy of the resident certificate of the Company issued by the relevant tax authorities of the United States to the Initial Purchasers for any capital gain tax which may arise in connection with the delivery of the Common Stock to the Initial Purchasers or (B) the Company shall have entered into the Escrow Agreement specified in Section 7.11.

(j)           The Company shall have delivered a letter to the Initial Purchasers substantially in the form attached as Exhibit E hereto, dated the Closing Date, to indemnify the Initial Purchasers for any and all losses arising in relation to its withholding obligation for the capital gains tax in connection with the delivery of the shares of Common Stock to the Initial Purchasers.

6.2          Conditions to Obligations of the Company. The Company’s obligation to sell the Common Stock at the Closing is subject to the fulfillment, to the Company’s satisfaction, on or prior to the date of Closing, of the following conditions, any of which may be waived in whole or in part by the Company:

(a)          The representations and warranties made by the Initial Purchasers in this Agreement shall be true and correct when made, and shall be true and correct on the date of Closing with the same force and effect as if they had been made on and as of the same date.

(b)          The Initial Purchasers shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or prior to the date of Closing.

(c)          Except for any notices required or permitted to be filed after the date of Closing pursuant to applicable federal or state securities laws, the Initial Purchasers shall

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have obtained all governmental approvals required in connection with the lawful purchase of the Common Stock.

(d)          The sale by the Company, and the purchase by the Initial Purchasers, of the Common Stock shall be legally permitted by all laws and regulations to which any Party is subject.

(e)          Celltrion shall have entered into a services agreement a copy of which is attached hereto as Exhibit F, whereby Celltrion shall, for so long as the Company is required to incorporate Celltrion’s financial results into its financial statements under United States generally accepted accounting principles and/or United States securities laws or stock market rules, provide to the Company its financial statements on a quarterly basis and its audited financial statements on an annual basis, in each case prepared in accordance with United States generally accepted accounting principles in sufficient time for the Company to meet its filing obligations under the Securities Act of 1934, as amended, and the rules of any securities exchange or trading on which the Company’s shares of common stock are traded.

(f)           Any amendments, consents or waivers, as the case may be, to the joint venture agreement, by and among the Parties hereto and the other parties named therein, as is necessary or appropriate in connection with the transactions contemplated by this Agreement shall have been made, obtained or received, as the case may be, by the Company.

7.	Miscellaneous

7.1          Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), upon the written consent of all of the Parties to this Agreement.

7.2          Governing Law; Jurisdiction; Venue. This Agreement shall be governed by and construed in accordance with the laws of the Republic of Korea, without regard to the conflict of laws provisions thereof. The Parties hereby consent to the jurisdiction of the Incheon District Court, and waive their right to challenge any proceeding involving or relating to this Agreement on the basis of lack of jurisdiction over the person or forum non convenience.

7.3          Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing of the transaction contemplated hereby.

7.4          Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of and will be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

7.5          Entire Agreement. This Agreement (including the exhibits attached hereto) constitutes the full and entire understanding and agreement between the Parties with regard to the subjects hereof and thereof.

7.6          Confidentiality. The Parties hereto acknowledge that as a public company, the Company has public disclosure obligations with respect to this Agreement and the

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sale of the Common Stock and, if sold, the Option Shares and the transactions contemplated hereby. In fulfilling its public disclosure obligations, the Company agrees to take into consideration the other Initial Purchasers’ desire to maintain, as much as practicable, the confidential nature of this Agreement and the transactions contemplated hereby.

7.7          Notices, etc. All notices and other communications required or permitted hereunder shall be effective upon receipt, shall be in writing and may be delivered in person, by telecopy or electronic mail (in each case receipt to be verified by answer-back electronic transmission), overnight delivery service or United States or Korean mail, in which event they may be mailed by international first-class, certified or registered, postage prepaid, addressed, (i) if to an Initial Purchaser, at its address set forth on the signature page hereto, or at such other address as such Initial Purchaser shall have furnished to the Company in writing pursuant to this Section 7.7, or (ii) if to the Company, at its address set forth on the signature page hereto, or at such other address as the Company shall have furnished to the Initial Purchasers in writing pursuant to this Section 7.7.

7.8          Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.9          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

7.10       Expenses. Regardless of whether the Closing is effected, each Party shall pay all of its own costs and expenses incurred by it in connection with the negotiation, execution, delivery and performance of this Agreement; provided however, that the Company shall pay the legal costs and expenses of the special US counsel for each of the Initial Purchasers in connection with the execution and delivery of this Agreement and the transactions contemplated hereby.

7.11       Tax Exemption Certification. If the Company is unable to deliver the original tax exemption application required by Section 6.1(i) by the Closing, then (A) the Company and the Initial Purchasers shall enter into the escrow agreement attached hereto as Exhibit G (the “Escrow Agreement”) and (B) at the Closing and from the Purchase Amount, the Initial Purchasers shall deduct and deposit into escrow under the Escrow Agreement an amount equal to the tax withholding in respect of capital gains tax that the Company may be subject to in Korea to be held in accordance with the terms of the Escrow Agreement. If the Company delivers at the Closing a copy of the resident certificate of the Company issued by the relevant tax authorities of the United States, then as soon as possible after the Closing the Company will deliver to the Initial Purchasers the original resident certificate of the Company issued by the relevant tax authorities of the United States.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

VaxGen, Inc.

By:	/s/ Lance Gordon
Its:
Address:

INITIAL PURCHASERS:

Nexol Co., Ltd.		Nexol Biotech Co., Ltd.

By:	/s/ Jung-Jin Seo	By:	/s/ Jung-Jin Seo
Its:		Its:
Address:		Address:

Nexol Venture Capital Co., Ltd.

By:	/s/ Jung-Jin Seo
Its:
Address:

Signature Page for Share Purchase Agreement

SCHEDULE I

CONSENTS, APPROVALS, AUTHORIZATIONS, OTHER ACTIONS, FILINGS, AND OBLIGATIONS

•	Acceptance of filing by the Bank of Korea with respect to the option granted pursuant to Section 3 of this Agreement.

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EXHIBIT A

Initial Purchaser	Purchase Amount	Number of Shares of Common Stock
Nexol	$27,048,269.64	1,222,797
Nexol Bio	$24,950,475.20	1,127,960
Nexol Venture	$26,964,965.72	1,219,031
	Total $78,963,710.56	Total Number of Shares 3,569,788

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